EXHIBIT 10.5


               THE E.W. BLANCH HOLDINGS, INC. EXECUTIVE RESTRICTED
                              STOCK INCENTIVE PLAN


Section 1. Purposes.

                  The E.W. Blanch Holdings, Inc. Executive Restricted Stock Incentive Plan (the "Plan") was established by the Board of Directors of E.W. Blanch Holdings, Inc. (the "Company"), effective as of February 18, 1997, subject to approval by the Shareholders of the Company. The purpose of the Plan is to provide incentivized, at-risk compensation for a select group of management or highly compensated employees of the Company or its Subsidiaries whom the Company believes can contribute materially to the continued growth, development and success of the Company.

Section 2. Definitions.

                  As used in this Plan, the following terms shall have the meanings indicated and other capitalized terms not defined below shall have the meanings as defined in the 1993 Stock Incentive Plan of E.W. Blanch Holdings,
Inc.:

                  (a) "Base Compensation" shall mean the Participant's base salary payable by the Company or its Subsidiaries, determined on an annualized basis, without regard to any bonuses or incentive plan compensation, and prior to the Elective Deferral the Participant agrees to under the terms of this Plan.

                  (b) "Committee" shall mean the Personnel and Compensation Committee of the Company's Board of Directors.

                  (c) "Designated Beneficiary" shall mean a beneficiary designated by a Participant, in accordance with the terms and conditions of
Section 15 of the Plan, to receive the Participant's Plan Account in the event of the Participant's death, or in the absence of an effective designation by the Participant, the Participant's surviving spouse, or if there is no servicing spouse, the Participant's estate.

                  (d) "Election to Defer Base Compensation" shall mean that written election form adopted from time-to-time by the Company's management or the Committee, which documents a Participant's annual and irrevocable election to participate in the Plan and to defer his or her Base Compensation in accordance with the terms and conditions of the Plan.

                  (e) "Elective Deferral" shall mean the portion of a Participant's Base Compensation that the Participant elects to forego in accordance with the terms and conditions of the Plan.

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                  (f) "Participant" shall mean any managerial or highly
compensated employee of the Company or its Subsidiaries who is eligible to participate in the Plan and has filed a written Election to Defer Base Compensation in accordance with the terms and conditions of this Plan.

                  (g) "Performance Period" shall mean the period during which the achievement of the Target Performance Goals selected by the Committee with respect to any award pursuant to the Plan is to be measured.

                  (h) "Plan Account" shall mean a general ledger account established for a Participant in accordance with the terms and conditions of
Section 11 of the Plan.

                  (i) "Restricted Stock" shall mean "Restricted Stock" as defined in the 1993 Stock Incentive Plan of E.W. Blanch Holdings, Inc..

                  (j) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  (k) "Subsidiaries" shall mean those corporations, more than 50% of whose outstanding securities the Company has the right, directly or indirectly, to vote for the elections of directors, and who are identified by the Committee to be covered by this Plan.

                  (l) "Target Performance Goal(s)" shall mean a performance goal established by the Committee, at any time ending on or before the 90th day of the applicable Performance Period, based on any or all of the following business criteria, which may apply to the individual in question, an identifiable business unit or the Company as a whole: stock price, market share, sales, earnings per share, return on equity or costs, return on invested capital or net assets employed, cumulative total return to shareholders, whether compared to preselected peer groups or not, consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, and cash flow, for the applicable performance period, all as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Committee may establish at any time ending on or before the 90th day of the applicable Performance Period. The foregoing shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

Section 3. Eligibility and Participation.

                  Employees of the Corporation and its Subsidiaries shall be eligible to participate in the Plan if they hold an officer position of Senior Vice President or higher in the Corporation or its subsidiaries. For purposes of the Swire Blanch Insurance (Holdings) Limited and its Subsidiaries, eligible employees shall be those holding the position of Director or higher. An eligible employee may participate in the Plan for a specified Performance Period by timely filing with the Company an Election to Defer Base Compensation for that Performance Period.

Section 4. Plan Benefits.

                  Every Performance Period, in conjunction with filing the Election to Defer Base Compensation, each Participant will designate a percentage of his or her Base Compensation

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that constitutes his or her Elective Deferral for that Performance Period. The
Participant may elect to forego 5%, 10%, 15% or 20% of his or her Base Compensation, or such other percent as may be permitted by the Committee. The period of time in which the Participant actually foregoes the designated percent of his or her Base Compensation need not coincide exactly with the Performance Period.

                  In exchange, the Participant shall receive the right to an award of Restricted Stock, subject to the award, vesting and forfeitures provisions of this Plan. The amount of Restricted Stock awarded will depend on whether the Company achieves the Target Performance Goal(s) designated by the Committee for the Performance Period in issue. If the Company does achieve the designated Target Performance Goal(s), the Participant will be awarded Restricted Stock valued at two-times the amount of Base Compensation the Participant elected to forego that year, based on the Fair Market Value of the Company's stock as of the close of trading on April 1 of that Performance Period (to the next full share). If the Company does not achieve the designated Target Performance Goal, each Participant will be awarded Restricted Stock valued at 50% of the amount of Base Compensation the Participant elected to forego that Performance Period, based on the trading price of the Company's stock as of the close of trading on April 1 of that Performance Period (to the next full share).

Section 5. Provisions Related to ss.162(m)

                  (a) The maximum number of shares of Restricted Stock which may be granted to any Participant with respect to any Performance Period shall not exceed 100,000 shares.

                  (b) Not later than 90 days after the beginning of each Performance Period selected by the Committee it shall:

                      1) designate all Participants for such Performance Period and;

                      2) establish the Target Performance Goals for each Participant for that Performance Period on the basis of one or more of the business criteria set forth herein.

                  c) Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that Performance Period are to be based.

                  d) Each of the foregoing provisions and all of the other terms and conditions of the Plan shall be interpreted in such a fashion so as to qualify all compensation paid hereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

                  e) No shares of Restricted Stock shall be awarded under the Plan and this Plan shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the stockholders of the Company at the 1997 annual meeting of stockholders.

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Section 6. Termination of Participation

                  An eligible employee's participation in the Plan shall terminate as of the end of each Performance Period, unless he or she elects to enroll as a Participant for the subsequent Performance Period in accordance with the terms and conditions of this Plan. An eligible employee's participation shall terminate before the end of the Performance Period, in the event of termination of employment, death or disability. When an eligible employee's participation terminates before the end of the Performance Period due to involuntary termination of employment, death or disability, the amount of any Base Compensation foregone by that employee that year shall be reimbursed by the Company to the employee or his / her Designated Beneficiary.

Section 7. Award of Restricted Stock

                  (a) When Restricted Stock is awarded pursuant to Section 4 of this Plan, the Committee shall then cause stock certificates registered in the name of the Participant to be issued and deposited with an escrow agent to be designated by the Committee. The Committee shall cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it registered in the name of the Participant.

                  (b) The Holder of a Restricted Stock Award shall execute and deliver to the Secretary of the Company an agreement with respect to the Restricted Stock and an escrow agreement satisfactory to the Committee, and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. Subject to the restrictions set forth in the following paragraph, the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder's Plan Account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

                  (c) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the Participant shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Grant; (3) the shares shall be subject to forfeiture to the extent provided in Section 9 of this Plan, and to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares shall terminate without further obligation on the part of the Company.

                  (d) Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, a stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Participant, or his Designated Beneficiary, free of all restrictions under the Plan.

Section 8. Restricted Period

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                  The Restricted Period of Restricted Stock shall expire in
accordance with the following schedules:

                  (a) If the Target Performance Goal for the Performance Period in issue is not achieved, the full number of shares awarded under Section 4 of the Plan for that Performance Period shall vest on the next April 1 following the end of the Performance Period.

                  (b) If the Target Earnings Per Share for the Plan year in issue is achieved, one-third of shares awarded under Section 4 of this Plan shall vest on the next April 1 following the end of the Performance Period, and one-third shall vest on April 1 of each of the following two years.

Section 9. Forfeiture Provisions

                  In the event a Participant terminates employment during a Restricted Period, that portion of the Award with respect to which restrictions have not expired ("Non-Vested Portion") shall be treated as follows.

                           (a)      Resignation or discharge:

                           --       The Non-Vested Portion of the Award would be
completely forfeited.

                           (b)      Death, Disability or Retirement (excluding
early retirement):

         -- The Non-Vested Portion of the Award shall become fully vested and be paid to the Participant or his Designated Beneficiary as soon as practicable following death, disability, or retirement.

Section 10. Payment for Restricted Stock

                  Except as provided in Section 7(b) of this Plan, a Participant shall not be required to make any payment for Restricted Stock awarded under this Plan.

Section 11. SEC Restrictions

                  Each certificate representing Restricted Stock shall bear such legends as the Committee determines appropriate under the Securities Act and any related legislation or regulations. The Company agrees, however, to take those steps necessary to register such shares under the Securities Act, prior to the vesting of those shares under Section 8 of this Plan.

Section 12. Plan Account

                  A separate Plan Account shall be established on the Company's books for each Participant for the purpose of accounting for all Elective Deferrals made and Restrictive Stock rights earned pursuant to the terms and conditions of this Plan.

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                  Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments of cash or restricted stock from the Company or any Subsidiary pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. None of the rights or benefits provided under the Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved.

Section 13. Tax Withholding

                  Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Restricted Stock Awards all federal, state or local taxes as required by law to be withheld with respect to such Awards, and the Participant or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock. If such payment is not received, the Company may withhold an appropriate number of shares in payment of such withholding tax obligations.

Section 14. Cross Reference to Stock Plan

                  Any shares of Restricted Stock issued under the Plan shall be deemed issued pursuant to an in accordance with the relevant terms and conditions of the 1993 Stock Incentive Plan of E.W. Blanch Holdings, Inc., as amended, modified or interpreted by the Committee.

Section 15. Designation and Change of Designated Beneficiary

                  Each participant may file with the Committee a written designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

Section 16. No Guarantee of Employment

                  Nothing contained in the Plan shall be interpreted as a contract of employment between the Company, or any of its Subsidiaries, and a Participant, as establishing the right of a Participant to be continued in the employment of the Company or any of its Subsidiaries or as a limitation of the right of the Company or any of its Subsidiaries to discharge a Participant, with or without cause.

Section 17. Other Benefit Programs

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                  Participation in the Plan is in addition to and not in lieu of any other qualified or non-qualified employee benefit plans or programs in which a Participant is or may become eligible to participate by reason of employment with the Company. Except as otherwise provided herein or in such other plans or programs, participation in the Plan and receipt of any benefits hereunder shall be disregarded under such other plans or programs. Notwithstanding the foregoing, a Participant's benefits under all non-qualified employee benefit plans or programs maintained by the Company shall be determined as if the Participant had not made an Election To Defer Base Compensation. With respect to the Company's qualified retirement plan, in the event that a Participant's contribution to that plan, or benefits or account balance therein, is affected in any manner by the Participant having made an Election to Defer Base Compensation pursuant to the Plan, then such Participant shall receive an additional current payment in an amount equal to that percentage of the compensation deferred pursuant to the Participant's Election to Defer Base Compensation that would have otherwise been taken into account as a contribution to, benefit or credit to an account balance pursuant to such qualified retirement plan.

Section 18. Amendment and Termination

                  Notwithstanding any provision of the Plan, the Company reserves the right, in its sole and absolute discretion, to modify, amend, suspend or terminate the Plan at any time and for any reason, with or without notice; provided, however that no such modification, amendment, suspension or termination shall reduce the balance of any Participant's Plan Account determined as of the date any such action is taken.


                                ELECTION TO DEFER
                                BASE COMPENSATION

To:  E.W. Blanch Holdings, Inc. (the "Company") or its Subsidiaries

                  Pursuant to The E.W. Blanch Holdings, Inc. Executive Restricted Stock Incentive Plan, effective as of February 18, 1997 (the "Plan"), I hereby make an irrevocable election to forego____ percent (__%) of my Base Compensation for the twelve month period from April 1997 through March 1998. I understand that, to be effective, this election form must be received by the Company before April 1, 1997.

         I understand that:

         * my decisions on this form are irrevocable and legally binding, and

         * the Restricted Stock and other benefits I may receive are subject to and governed by the terms and conditions of the Plan, a copy of which has been provided to me.


Date:________________________                  _________________________________

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                                               Employee


This election form was received and accepted on _____________, 19____.


                                         E.W. Blanch Holdings, Inc.



                                         By
                                            ------------------------------------


                                            Its
                                                --------------------------------


          (After this form is accepted, the original should be kept by the Company and a copy should be given to the employee.)